As filed with the Securities and Exchange Commission on August 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRAY INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	93-0962605
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

901 Fifth Avenue, Suite 1000

Seattle, Washington 98164

(Address of Principal Executive Offices) (Zip Code)

Cray Inc.

2013 Equity Incentive Plan

(Full Title of the Plan)

Peter J. Ungaro

President and Chief Executive Officer

Cray Inc.

901 Fifth Avenue, Suite 1000

Seattle, Washington 98164

(Name and Address of Agent For Service)

(206) 701-2000

(Telephone Number, including area code, of agent for service)

Copies to:

Alan C. Smith

James D. Evans

Fenwick & West LLP

1191 2nd Avenue, 10th Floor

Seattle, Washington, 98101

(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,500,000 (2)	$23.29(3)	$58,225,000(3)	$5,864.00(3)
TOTAL	2,500,000	N/A	$58,225,000	$5,864.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)	Represents an additional 2,500,000 shares reserved for issuance under the Cray Inc. 2013 Equity Incentive Plan, as amended and restated.
(3)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on August 3, 2016.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Cray Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 2,500,000 shares of Common Stock under the Registrant’s 2013 Equity Incentive Plan (the “Amended and Restated Plan”). The Amended and Restated Plan was approved by the Registrant’s shareholders at its 2016 Annual Meeting of Shareholders on June 8, 2016. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on June 14, 2013 (Registration No. 333-189304).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Articles of Incorporation of the Registrant, as currently in effect.	8-K	000-26820	3.3	06/08/06

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	000-26820	3.1	02/12/07

4.3	First Amendment to Amended and Restated Bylaws.	8-K	000-26820	3.1	04/19/12

4.4	Cray Inc. 2013 Equity Incentive Plan (as amended and restated).	DEF 14A	000-26820	Appendix A	04/25/16

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Peterson Sullivan LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page 3 of this Registration Statement).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 4th day of August, 2016.

Cray Inc.

By:	/s/ Peter J. Ungaro
Peter J. Ungaro
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Cray Inc., a Washington corporation, do hereby constitute and appoint Peter J. Ungaro, President, Chief Executive Officer and Director, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that the said attorney and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Signature	Title	Date

/s/ Peter J. Ungaro Peter J. Ungaro	President, Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2016

/s/ Brian C. Henry Brian C. Henry	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 4, 2016

/s/ Charles D. Fairchild Charles D. Fairchild	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 4, 2016

/s/ Prithviraj Banerjee Prithviraj Banerjee	Director	August 4, 2016

/s/ Martin J. Homlish Martin J. Homlish	Director	August 4, 2016

/s/ Stephen C. Kiely Stephen C. Kiely	Director	August 4, 2016

/s/ Daniel C. Regis Daniel C. Regis	Director	August 4, 2016

/s/ Sally G. Narodick Sally G. Narodick	Director	August 4, 2016

/s/ Max L. Schireson Max. L. Schireson	Director	August 4, 2016

/s/ Brian V. Turner Brian V. Turner	Director	August 4, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Articles of Incorporation of the Registrant, as currently in effect.	8-K	000-26820	3.3	06/08/06

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	000-26820	3.1	02/12/07

4.3	First Amendment to Amended and Restated Bylaws.	8-K	000-26820	3.1	04/19/12

4.4	Cray Inc. 2013 Equity Incentive Plan (as amended and restated).	DEF 14A	000-26820	Appendix A	04/25/16

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Peterson Sullivan LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page 3 of this Registration Statement).					X